Exhibit 99.1
Silicon Labs Appoints Bob Conrad as Senior Vice President of Worldwide Operations
AUSTIN, Texas, April 24, 2024 -- Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, today announced the appointment of industry veteran Bob Conrad as its Senior Vice President of Worldwide Operations. Conrad transitions from his current role serving on Silicon Labs’ Board of Directors and brings over 40 years of experience in the semiconductor industry to his new position. With a distinguished career that includes leadership roles at Texas Instruments, Analog Devices, Fairchild Semiconductor, Freescale, and NXP Semiconductors, Conrad’s extensive background will bolster Silicon Labs’ global operations as the company advances its manufacturing and supply chain capabilities.
“Bob’s appointment is a strategic step forward for Silicon Labs as we look to enhance our operational excellence and continue to scale our supply chain to capture the incredible market opportunity we have in front of us. His leadership, deep industry knowledge, and familiarity with our company’s culture will ensure a smooth and productive transition,” said Matt Johnson, President and CEO of Silicon Labs. "Bob’s expertise in rapidly scaling semiconductor businesses is another exciting step forward for us on our growth journey.”
In line with these changes, Sandeep Kumar, currently leading global operations, will depart from Silicon Labs in the second half of 2024. Sandeep has been pivotal in leading Silicon Labs’ operational strategies, expanding manufacturing capabilities, and managing complex supply chain logistics. During his nearly two decades of service, he has significantly contributed to the company’s growth and successes.
“Sandeep has been a cornerstone of Silicon Labs’ operational success. His leadership and dedication have left a lasting impact on our company,” Matt Johnson remarked. “We are incredibly grateful for his nearly two decades of service and wish him the best in his future endeavors.”
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com

Forward-Looking Statements
This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

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CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500,
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